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                                  EXHIBIT 23.1

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-15187 and 333-56189) and the Prospectuses constituting part of the Registration Statements on Form S-3 (File Nos. 333-44881 and 333-69067) of Triangle Pharmaceuticals, Inc. of our report dated February 9, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
February 26, 2001